SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PETsMART, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PETsMART, INC.

19601 North 27th Avenue
Phoenix, AZ 85027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2001

TO THE STOCKHOLDERS OF PETsMART, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PETsMART, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 21, 2001, at 10:00 a.m. local time at the Marriott Chicago O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631 for the following purposes:

1.	To elect three directors to hold office until the 2004 Annual Meeting of Stockholders.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Scott A. Crozier
Secretary

Phoenix, Arizona

May 4, 2001

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PETsMART, INC.

19601 North 27th Avenue
Phoenix, AZ 85027

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
June 21, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of PETsMART, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2001, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott Chicago O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631. The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on April 23, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 23, 2001, the Company had outstanding and entitled to vote 117,969,501 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the principal executive office of the Company, 19601 North 27th Avenue, Phoenix, AZ 85027, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2002 Annual Meeting of Stockholders is January 4, 2002. Pursuant to the Company’s Bylaws, stockholders who wish to bring matters or propose nominees for director at the Company’s 2002 Annual Meeting of Stockholders must provide specified information to the Company between March 23, 2002 and April 22, 2002. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      There are presently nine board member positions authorized, with eight current members and one vacancy(1). There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company. Thomas G. Stemberg was previously elected by the stockholders and Norman E. Brinker and Barbara A. Munder were appointed to the Board in October 1998 and March 1999, respectively. If elected at the Annual Meeting, each of the nominees would serve until the 2004 Annual Meeting and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting

      Norman E. Brinker, age 69, has been a director of the Company since October 1998. Mr. Brinker currently serves as Chairman Emeritus and is the former Chief Executive Officer of Brinker International, an operator, owner, and franchisor of restaurants. From 1983 to 1991, he was the Chairman and Chief Executive Officer of Brinker International. He also serves as a director of Haggar Corporation, and is the founder of Steak & Ale and a former President of the Pillsbury Restaurant Group.

      Barbara A. Munder, age 55, has been a director of the Company since March 1999. Since January 2001, Ms. Munder has been Chief Operating Officer of Women.future, a distance learning company. From July 1998, to December 2000, Ms. Munder was Senior Vice President, New Initiatives for The McGraw-Hill Companies, an information services provider, where she was involved in electronic commerce and other corporate-wide initiatives. From July 1994 to July 1998, she was McGraw’s Senior Vice President, Corporate Affairs, and from 1991 to July 1994, she was Senior Vice President and Executive Assistant to the Chairman.

1	On April 23, 2001, Thierry Defforey resigned as a director of the Company, and the Board of Directors will fill such vacancy in accordance with the Bylaws of the Company.

Ms. Munder is also the former President of McGraw’s Corporate Contributions and Community Relations program.

      Thomas G. Stemberg, age 52, has been a director of the Company since 1988. Mr. Stemberg has served as Chairman of the Board of Directors and Chief Executive Officer of Staples, Inc., an office supply superstore retailer, since 1988.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2002 Annual Meeting

      Lawrence A. Del Santo, age 67, has been a director of the Company since September 1998. From 1994 until his retirement in 1997, Mr. Del Santo served as the Chairman and Chief Executive Officer of Vons Companies, a supermarket retailer. From 1993 to 1994, he served as Senior Vice President and Chief Operating Officer of American Stores Company, a retailer. Mr. Del Santo also serves as a director of Supervalu, Inc.

      Philip L. Francis, age 54, has been a director of the Company since 1989 and President and Chief Executive Officer since March 1998. Prior to joining the Company, Mr. Francis was President of, and since January 1993, Chief Executive Officer of Shaw’s Supermarkets, Inc., a subsidiary of J. Sainsbury plc, a supermarket operator.

      Richard K. Lochridge, age 57, has been a director of the Company since June 1998. Mr. Lochridge is the founder and has been President since 1986 of Lochridge & Company, Inc., a management consulting firm. He also serves as a director of Lowe’s Company, Inc., John H. Harland Company and Dover Corporation.

Directors Continuing in Office Until the 2003 Annual Meeting

      Jane Evans, age 56, has been a director of the Company since March 1999. Ms. Evans has been President and Chief Executive Officer of Gamut Interactive, an interactive television and consumer operating system provider, since 1995. From 1991 to 1995, she served as Vice President and General Manager, Home and Personal Services for US West Communications. Ms. Evans serves as a director of Georgia Pacific Corporation, Hypercom Corp., KB Home, Main Street & Main Incorporated and Philip Morris Companies, Inc. She also serves on the Board of Trustees of Vanderbilt University.

      Walter J. Salmon, age 70, has been a director of the Company since June 1997. He has been the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Business School since 1997 and was the Stanley Roth Sr., Professor of Retailing from 1980 to 1997. Mr. Salmon also serves as a director of Circuit City Stores, Inc., Cole National Corp., Harrah’s Entertainment, Inc., Luby’s, Inc., The Neiman Marcus Group, and The Quaker Oats Company.

Board Committees and Meetings

      During the fiscal year ended January 28, 2001, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Real Estate Committee.

      The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Mr. Lochridge, Ms. Evans and Ms. Munder. It met nine times during fiscal year 2000.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Del Santo, Stemberg and Brinker. It met twice during fiscal year 2000.

      The Corporate Governance Committee provides advice and assistance relating to corporate governance, to the organization and functioning of the Board of Directors and its committees, and to the selection of members for the Board of Directors and appointments to its committees. The Corporate Governance Committee currently is composed of three non-employee directors: Messrs. Salmon and Del Santo and Ms. Munder. It met twice during fiscal year 2000.

      During fiscal year 2000, all directors, except for Ms. Evans attended at least 75% of the aggregate meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 22, 2001, (except as may be noted in the associated footnote) by: (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock; (ii) each director and nominee; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers, directors and nominees of the Company as a group.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

Carrefour S.A. and Fourcar, B.V.(2)	13,182,584	11.81%
6 Avenue Raymond-Poincare 75116 Paris, France

Edgemont Asset Management Corporation (Kaufmann)(3)	10,000,000	8.96%
140 East 45th Street, 43rd Floor New York, NY 10017

Philip L. Francis(4)	1,551,140	1.39%

Neil T. Watanabe(5)	508,327	*

Robert F. Moran(6)	434,414	*

Carol M. Cox(7)	246,750	*

Anthony J. Leonardi(8)	200,063	*

Thomas G. Stemberg(9)	128,910	*

Richard K. Lochridge(10)	98,938	*

Norman E. Brinker(11)	72,063	*

Walter J. Salmon(12)	48,876	*

Thierry Defforey(13)	33,125	*

Lawrence A. Del Santo(14)	27,063	*

Jane Evans(15)	18,438	*

Barbara A. Munder(15)	18,438	*

All executive officers, directors and nominees as a group (19 persons)(16)	4,689,985	4.20%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 111,621,943 shares outstanding on March 22, 2001, adjusted as required by rules promulgated by the SEC.

(2)	Based upon a Schedule 13D filed by Carrefour S.A. and Fourcar, B.V. reporting shared voting and dispositive power over 13,182,584 shares as of February 17, 1999.

(3)	Based upon a Schedule 13G filed by the Kaufman Fund, Inc. reporting such beneficial ownership of 10,000,000 shares as of January 9, 2001

(4)	Includes 7,426 shares of Common Stock held by each of Mr. Francis’ two minor children. Also includes 1,167,792 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(5)	Includes 396,875 shares of Common Stock subject to options exercisable on or before May 21, 2001, of these options 141,666 were given accelerated vesting pursuant to Mr. Watanabe’s arrangement with the Company.

(6)	Includes 194,271 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(7)	Includes 900 shares held by Mrs. Cox’s spouse. Also includes 142,188 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(8)	Includes 2,000 shares held by Mr. Leonardi’s spouse. Also includes 191,771 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(9)	Includes 41,612 shares of Common Stock held in trust for Mr. Stemberg’s minor children, 81,555 shares of Common Stock owned by Thomas G. Stemberg Ltd. Partnership, and 47,355 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(10)	Includes 70,000 shares of Common Stock held by Lochridge Living Trust. Also includes 28,938 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(11)	Includes 30,000 shares of Common Stock held by Norman E. Brinker, Trustee of the Norman E. Brinker Residuary Trust. Also includes 27,063 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(12)	Includes 44,376 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(13)	Includes 8,125 shares of Common Stock subject to options exercisable on or before May 21, 2001.

(14)	Includes 27,063 shares of Common Stock subject to stock options exercisable on or before May 21, 2001.

(15)	Includes 18,438 shares of Common Stock subject to stock options exercisable on or before May 21, 2001.

(16)	Included in the total are 1,303,440 shares of Common Stock owned by other executive officers of the Company. Of the 1,303,440 shares of Common Stock, 458,173 shares are subject to options exercisable on or before May 21, 2001. The total Common Stock subject to options for all executive officers and directors on or before May 21, 2001, is 2,770,866.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 28, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except, Richard K. Lochridge filed one Form 4 non-timely to report two transactions and one Form 5 non-timely to report one transaction; Barbara A. Fitzgerald and David K. Lenhardt each filed one Form 4 non-timely to report respectively, two and five transactions; and John Castiglione, Thierry Defforey, Barbara A. Fitzgerald, David L. King and David K. Lenhardt, each filed one Form 3 non-timely.

EXECUTIVE COMPENSATION

Compensation of Directors

      Each non-employee director of the Company receives an annual retainer of $6,000, except for the Lead Director who is currently Richard K. Lochridge, and he receives an annual retainer of $20,000. In addition, each non-employee director of the Company receives a per meeting fee of $1,000 (plus $1,000 for each committee meeting attended by committee members). Committee Chairs each annually receive an additional $1,000. For fiscal year 2000, the total compensation paid to non-employee directors was $136,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors’ Equity Option Plan, as amended (the “Directors’ Plan”). Only non-employee directors of the Company or an affiliate of such directors are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

      Option grants under the Directors’ Plan are non-discretionary. The Directors Plan provides that each person elected for the first time to be a non-employee director will be granted an option on the date of his or her initial election as a director to purchase 30,000 shares of Common Stock. In February of each year, each member of the Company’s Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors’ Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 9,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

      Options granted under the Directors’ Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and the remaining 75% of the option shares shall become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. The term of options granted under the Directors’ Plan is ten years. In the event of a dissolution or liquidation of the Company, specified types of merger or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, to the extent permitted by law, the time during which such option may be exercised will be accelerated and the options terminated if not exercised prior to such event.

      During the last fiscal year, the Company granted options covering 9,000 shares to each non-employee director of the Company, on February 1, 2000, at an exercise price per share of $4.1875; except for Thierry Defforey who became a director during the fiscal year and was entitled to an initial grant of 30,000 shares at an exercise price of $3.0625 on March 28, 2000. The fair market value of such Common Stock on the date of grant was respectively $4.1875 and $3.0625 per share (based on the closing sales price reported in the Nasdaq Stock Market for the date of grant). As of April 23, 2001, 101,498 options have been exercised under the Directors’ Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table shows for the fiscal years ended January 28, 2001, January 30, 2000, and January 31, 1999, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, and its other four most highly compensated executive officers at January 28, 2001 (the “Named Executive Officers”):

				Long-Term
				Compensation Awards

		Annual			Securities
		Compensation		Restricted	Underlying
				Stock	Stock	All Other
Name and Principal Position		Salary(1)	Bonus	Awards(2)	Options(3)	Compensation

Philip L. Francis	2000	$619,750	$285,600	0	200,000	$5,096	(4)
President and Chief Executive	1999	$589,616		0	350,000	$71,797	(5)
Officer	1998	$475,481		0	1,009,000 (6)	$90,509	(7)

Robert F. Moran	2000	$433,520	$100,000	0	125,000	$4,659	(8)
President, North American Stores	1999	$211,892		0	350,000	$116,997	(9)

Neil T. Watanabe	2000	$316,246	$100,000	0	100,000	$4,227	(10)
Former Executive Vice President &	1999	$286,539	$91,667	0	100,000	$18,429	(11)
Chief Financial Officer(12)	1998	$199,038		0	250,000	$45,954	(13)

Anthony J. Leonardi	2000	$252,509	$128,202	0	75,000	$22,165	(14)
President, PETsMART DIRECT	1999	$243,474	$106,343	0	50,000	$29,629	(15)
	1998	$228,460	$105,000	55,125	110,000	$23,390	(16)

Carol M. Cox	2000	$225,940	$100,000	0	75,000	$4,049	(17)
Senior Vice President Human	1999	$194,988	$29,167	0	100,000
Resources	1998	$34,854		0	100,000

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers.

(2)	At the end of fiscal 2000, Mr. Leonardi held 5,250 shares of restricted stock awards having a value of $55,125. Restricted stock awards earn dividends and dividend equivalents at the same rate as dividends paid to stockholders; otherwise, restricted stock awards have no value to the recipient until the restrictions are released.

(3)	The Company has not granted any SARs.

(4)	Includes $3,850 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $1,246 premium on term life insurance.

(5)	Includes $64,996 in reimbursement of relocation expenses, $4,662 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $2,139 premium on term life insurance.

(6)	Includes options to purchase 9,000 shares granted pursuant to the 1996 Directors’ Plan.

(7)	Represents $90,509 in reimbursement of relocation expenses.

(8)	Includes $4,126 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $533 premium on term life insurance.

(9)	Includes $116,827 in reimbursement of relocation expenses and the Company’s payment of $170 premium on term life insurance.

(10)	Includes $3,846 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $381 premium on term life insurance.

(11)	Represents $13,738 in reimbursement of relocation expenses, $4,091 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $600 premium on term life insurance.

(12)	Mr. Watanabe resigned as Executive Vice President and Chief Financial Officer effective as of February 9, 2001.

(13)	Represents $45,954 in reimbursement of relocation expenses.

(14)	Includes $5,100 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan, the Company’s payment of $90 premium on term life insurance, and $16,975 in reimbursement of relocation related expenses.

(15)	Includes $7,088 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan, the Company’s payment of $90 premium on term life insurance, and $22,451 in reimbursement of relocation related expenses.

(16)	Includes $3,375 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan, the Company’s payment of $90 premium on term life insurance, and $19,925 in reimbursement of relocation related expenses.

(17)	Includes $3,435 discretionary contributions made by the Company to the Company’s 401(k) Savings Plan and the Company’s payment of $614 premium on term life insurance.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 1995 Equity Incentive Plan (the “Incentive Plan”). As of April 23, 2001, options to purchase a total of 12,873,979 shares were outstanding under the Incentive Plan and 3,197,205 options remained available for grant thereunder.

      The following tables show for the fiscal year ended January 28, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation for
	Options	Employees	Exercise		Option Term(4)
	Granted(#)	in Fiscal	Price	Expiration
Name	(1)	Year(2)	(3)	Date	5%	10%

Philip L. Francis	200,000	5.8%	$4.1875	1/31/10	$526,517	$1,334,192

Robert F. Moran	125,000	3.6%	$3.0625	3/27/10	$240,665	$609,845

Neil T. Watanabe	100,000	2.9%	$4.1875	6/11/02	$51,015	$105,433

Anthony J. Leonardi	75,000	2.2%	$4.1875	1/31/10	$197,444	$500,322

Carol M. Cox	75,000	2.2%	$4.1875	1/31/10	$197,444	$500,322

(1)	All options were granted under the 1995 Equity Incentive Plan. These options vest on a schedule of 25% at the end of the first year and 1/36 per month for the next three years.

(2)	Based on aggregate of 3,472,300 options to purchase shares of PETsMART Common Stock granted to employees of PETsMART in fiscal 2000, including Named Executive Officers.

(3)	The exercise price of the options was equal to the fair market value of Common Stock on the date of grant.

(4)	The potential realizable value is based on the term of the option at the time of grant (10 years). The potential realizable value is calculated by assuming that the stock price on the date of the grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These amounts represent certain assumed rates of appreciation, in accordance with the rules of the SEC, and do not reflect PETsMART’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of PETsMART Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at FY-End		at FY-End(1)
Name	Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Philip L. Francis	0	0	548,104/	1,043,250	$0/0

Robert F. Moran	0	0	131,250/	343,750	0/1	25,000

Neil T. Watanabe	0	0	225,000/	225,000	0/0

Anthony J. Leonardi	0	0	156,041/	128,959	0/0

Carol M. Cox	0	0	104,167/	170,833	0/0

(1)	Based on the $4.00 closing price of the Company’s Common Stock on the NASDAQ Stock Market on January 26, 2001, the last trading day of the fiscal year, none of the in-the-money options held by the Named Executive Officers at year-end were exercisable.

EMPLOYMENT AND SEVERANCE AGREEMENTS

      The Company has entered into employment agreements with the Company’s Named Executive Officers which provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion, and participation in the Company’s employee benefit programs. The agreement also provides for a grant of options to purchase shares of Common Stock, under the Incentive Plan, at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with the Company’s standard vesting policy. In the event the officer’s employment is terminated by the Company for reasons other than cause, he or she will be entitled to receive a severance allowance equal to one year’s base salary. If his or her employment is terminated voluntarily or for cause, no severance allowance will be provided.

      On December 3, 1998, the Company adopted Change of Control Severance Arrangements for the Company’s Named Executive Officers. On a change of control of the Company, the arrangements provide: (a) for a lump sum salary payment equal to 1.5 to 2.0 multiplied by the sum of (i) the Named Executive Officer’s base annual salary at the highest rate in effect during the fiscal year of the Company immediately preceding the date Executive’s employment terminates, and (ii) the greater of the amount of any incentive, bonus or cash compensation that was paid to Executive during either the 12 months preceding the date Executive’s employment terminates and the 12 months immediately preceding the Change in Control; (b) that all outstanding stock options for the Executive will vest upon a Change in Control severance as determined under the terms of the stock compensation plan under which the option was granted; (c) that the Executive will be entitled (but not obligated) to continue health care coverage and life insurance coverage with the Company. The Company will continue to subsidize its portion of the premiums payable on account of the Executive for 1.5 to 2.0 years; (d) that in the event that the Executive is subject to the “golden parachute” excise tax, the Company will provide a gross-up payment to offset the financial impact of such tax to the Executive.

      As a condition of receiving these severance benefits, the Named Executive Officers signed a release of claims and confirmed the Named Executive Officers’ existing post-termination obligations regarding keeping confidential the Company’s proprietary information, refraining from soliciting the Company’s employees, other service providers, or suppliers for a limited period of time, and/ or not competing with the Company for a limited period of time.

      Each Named Executive Officer has entered into a non-competition agreement that prohibits such Named Executive Officer from competing with the Company for a period of one year after termination of his employment.

      The Company has entered into an employment agreement with Philip L. Francis, the Company’s President and Chief Executive Officer. Please see the section below entitled “Report of the Compensation

Committee of the Board of Directors on Executive Compensation” for a discussion of the terms of this agreement and Mr. Francis’s compensation.

      In February 2001, pursuant to a May 15, 1999 employment agreement with Neil T. Watanabe, former Executive Vice President and Chief Financial Officer and in connection with the termination of his employment with the Company, the Company agreed to pay Mr. Watanabe’s salary, reimburse him for certain career related services and continue his medical and insurance benefits though March 2002. In addition, the Company accelerated the vesting on 141,666 shares of Mr. Watanabe’s options.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

      The Compensation Committee of the Board of Directors is responsible for establishing the policies and programs that determine the compensation of PETsMART’s executive officers. The Committee sets base cash compensation and incentive bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee, consisting of three non-employee directors, has exclusive responsibility to recommend for Board approval grants of stock options or other equity incentives to executive officers. The Committee considers both internal and external data in determining officers’ compensation, including input from outside compensation consultants and independent executive compensation data. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board.

Compensation Philosophy

      When creating policies and making decisions concerning executive compensation, we:

•	ensure that the executive team has clear goals and accountability with respect to Company performance;

•	establish pay opportunities that are competitively based on prevailing practices for our industry, our stage of growth, and the labor markets in which we operate;

•	assess results fairly and regularly in light of expected Company performance; and

•	align pay incentives with the long-term interests of the Company’s stockholders.

Compensation Program

      PETsMART’s executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

1.	Base Salary for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of the Company and the competitive pay practices of comparable companies. The Committee believes that the base annual salaries it pays to its executives are somewhat lower than those paid to executives of comparable companies in the industry and other high-performance retailers. It seeks, however, to provide its executives with opportunities for higher compensation through incentives and stock options.

2.	Cash Incentive Compensation is designed to motivate executives to attain short-term and long-term corporate and business goals. Our policy is to have a significant portion of an executive’s total cash compensation tied to the Company’s overall performance. At the beginning of each fiscal year, each executive officer is assigned a bonus award target equal to a specified percentage

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

of his or her annual base salary. The bonus award target for each executive is determined by the Compensation Committee at the beginning of each fiscal year based on the executive’s position and responsibilities. Actual bonus payout to an executive officer in relation to his or her bonus target is a function of two measures for the prior fiscal year: (1) the Company’s overall performance relative to a net income target, and (2) the individual’s success in meeting certain specified individual objectives. Actual bonuses generally range from zero, if neither Company nor individual performance goals are met, to a maximum of 200% of an executive’s incentive target if both Company and individual goals are substantially exceeded.

3.	Equity Based Incentive Compensation is provided to certain employees, including executive officers, through the Incentive Plan. Under the Incentive Plan, executive officers are granted stock options based on their responsibilities and position in the Company. These options generally terminate ten years from the date of grant subject to vesting during the participant’s employment with the Company. Options issued prior to 1996 and after December 4, 1997, generally vest over a period of four years. Options issued during 1996 up to December 4, 1997, generally vest 100% at the end of a three-year period. Named Executive Officers were granted options to purchase an aggregate of 575,000 shares during fiscal year 2000. In granting options under the Incentive Plan, the Compensation Committee takes into account each executive’s responsibilities, relative position in the Company, and past grants. The purpose of the Incentive Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Vesting periods under the Incentive Plan are utilized to encourage executives to remain with the Company and to focus on longer-term results.

Other Executive Compensation

      PETsMART provides programs to executives that are also available to other Company employees, including the 401(k) Savings Plan, medical/ dental/ vision benefits and the Company’s Employee Stock Purchase Plan, which allows employees to purchase shares of the Company’s Common Stock at a discount, subject to certain limitations. There is no pension program. In addition, the Company has implemented a Non-Qualified Deferred Compensation Plan pursuant to which executive officers and directors of the Company can elect to defer receipt of certain salary and cash bonus payments. The Company provides annual physical examinations to its executives, but generally does not provide other perquisites.

Chief Executive Officer Compensation

      Philip L. Francis joined the Company in March 1998, as President and Chief Executive Officer. The Company has entered into an employment agreement with Mr. Francis that provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion. Mr. Francis is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. Mr. Francis’s compensation for fiscal year 2000 was $905,350 and his salary effective April 23, 2001, has been set at $632,000. Mr. Francis did not receive an incentive cash bonus payment for fiscal year 2000. Mr. Francis’s incentive bonus award target for fiscal year 2001 is 60% of his base salary. The Board has set Mr. Francis’s compensation based on its subjective evaluation of various factors, including the importance to PETsMART of the exceptionally high level of leadership and strategic planning expected to be contributed by Mr. Francis and compensation paid to executives of comparable companies in the retail industry.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

      Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

      The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. The Compensation Committee has determined that the Short Term Incentive Plan and stock options granted under the Company’s Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant should both be treated as “performance-based compensation.” Accordingly, the Incentive Plan provides for an annual per person limitation on the size of option grants. Any compensation recognized by a Named Executive Officer as a result of the exercise of such a stock option will be deductible by the Company.

Compensation Committee of the Board of Directors

Norman E. Brinker
Lawrence A. Del Santo
Thomas G. Stemberg

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS(1)

      In accordance with its written charter adopted by the Board of Directors and attached hereto as Appendix A, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PETsMART, Inc. (“PETsMART”). The Board of Directors and the Audit Committee believe that the Audit Committee current member composition satisfies all requirements, including those that pertain to independence, that govern its audit committee composition.

      The Audit Committee oversees PETsMART’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company has an Internal Audit Department that is actively involved in examining and evaluating the financial and operational activities of the Company and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held nine meetings during fiscal 2000.

The Audit Committee has determined the rendering of other professional services by Deloitte & Touche LLP is compatible with maintaining their independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2001, for filing with the Securities and Exchange Commission. The Audit Committee recommended, and the Board has approved, Deloitte & Touche LLP to be the independent auditors for the Company for the fiscal year ending February 3, 2002.

Audit Committee of the Board of Directors

Jane Evans
Richard K. Lochridge
Barbara A. Munder

1	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

INDEPENDENT AUDITORS

      Deloitte & Touche LLP, has been selected by our Board to be the independent auditors for the Company for fiscal year 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      The Company incurred the following fees for services performed by Deloitte & Touche LLP in fiscal 2000:

Audit Fees:	Fees for the fiscal year 2000 audit and the review of Forms 10-Q were $627,000.

      Financial Information Systems Design and Implementation Fees:

Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the fiscal year ended January 28, 2001.

All Other Fees:	Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for fiscal year ended January 28, 2001, were $2,265,000 (includes fees for tax consulting and compliance; services related to the accounting for acquisitions and divestitures; internal audit support for information systems; and other non-audit fees).

Performance Measurement Comparison1

      The following graph shows the total stockholder return of an investment of $100 made on January 28, 1996: (i) in the Company’s Common Stock, (ii) in the Standards & Poor’s 500 Index (“S&P 500”), and (iii) in the Standards & Poor’s Retail Stores — Specialty Index (“S&P Retail (Specialty)”), including reinvestment of dividends, as of the last day of the fiscal years ended February 2, 1997, February 1, 1998, January 31, 1999, January 30, 2000, and January 28, 2001.

Cumulative Total Return

	01/28/1996	02/02/1997	02/01/1998	01/31/1999	01/30/2000	01/28/2001

PETsMART, Inc.	100	160	52	63	32	28
S & P 500	100	126	158	206	219	218
S & P RETAIL (SPECIALTY)	100	124	132	109	71	80

[1]	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws. The Company has also entered into change of control agreements and severance and employment agreements with certain officers. See also “Employment and Severance Agreements.”

      During fiscal year 2000, the Company established an Executive Loan Program for certain officers. Such loans totalled $4,395,000, to be used solely for the purpose of purchasing shares of Common Stock of the Company on the open market. These loans mature five years after issuance and accrue interest at 7.75% per annum, with principal and interest due at maturity. The officers are required to hold the Common Stock for a minimum of 18 months. The loans are secured by the Common Stock of the Company purchased by the officers, are full recourse, and must be repaid in full, including accrued interest, upon the earlier of the scheduled maturity date or an event of default, including among others, the officers’ termination of employment.

      The following executive officers had loans outstanding under our Executive Loan Program during the fiscal year ended January 28, 2001:

Outstanding
Officer	Balance

Philip L. Francis	$931,338

Robert F. Moran	648,935

Neil T. Watanabe(1)	312,629

Scott A. Crozier	375,539

David L. King	374,066

Carol M. Cox	334,996

Anthony N. Truesdale	199,998

Marcia R. Meyer	299,171

Barbara A. Fitzgerald	487,494

David K. Lenhardt	200,006

(1)	Neil T. Watanabe resigned from the Company on February 9, 2001, and will repay his note in full with accrued interest pursuant to his arrangement with the Company.

      In addition to the Executive Loan Program the Company made full recourse loans, reflected by unsecured non-interest bearing notes in the amounts totaling $122,751, $75,000, $72,903 and $62,500, respectively, to Barbara Fitzgerald, Senior Vice President, Store Operations, David L. King, Senior Vice President, Chief Information Officer, Robert F. Moran, President, North American Stores and David K. Lenhardt, Senior Vice President of Services, Strategic Planning and Business Development. These notes mature respectively in October 2005, May 2005, October 2005, and December 2004, with terms respectively of 60 months, 60 months, 60 months and 48 months. These loans were given for the purpose of assisting these executives with certain relocation expenses. As of April 1, 2001, the aggregate amount outstanding totals $293,119.

      In April 2000, the Company entered into a lease agreement for real property in Denton, Texas. The Company intends to locate a PETsMART superstore on this site. The lease is with Oaktree Plaza Limited Partnership. Norman E. Brinker, a member of the Company’s Board of Directors, is a limited partner and holds an 89% interest in the Oaktree Plaza Limited Partnership. The real property lease is for fifteen (15) years and we have five five-year options to renew the lease. The annual rent is approximately $192,350 and can be increased every five years up to $9,000 per year. This transaction was approved by a majority of the

Board of Directors and a majority of the independent and disinterested directors. The Company believes that this transaction was made on terms no less favorable to the Company than could have been obtained from an unaffiliated third party. All future transactions required to be disclosed between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott A. Crozier
Secretary

May 4, 2001

      A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 28, 2001, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, PETsMART, INC., 19601 NORTH 27TH AVENUE, PHOENIX, AZ 85027

Appendix A

PETsMART, INC.

AUDIT COMMITTEE CHARTER

General

      The Audit Committee of the Board of Directors (Board) is comprised of independent Directors of the Company and is established as an independent and objective Committee of the Board. The purpose of the Committee shall be to assist the Board in reviewing and monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with its established internal controls, legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

      The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities. Further, the Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

Audit Committee Duties and Responsibilities

      1.  Provide a focal point for communication among the independent auditor, internal audit, management and the Board.

      2.  Review and reassess the adequacy of this Charter periodically and submit it to the Board for approval.

      3.  Review quarterly and annual financial statement information with management and the independent auditors prior to the release of this information to the public and the relevant filing with the Securities and Exchange Commission. This review should also include major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

      4.  Discuss with management, the independent auditor and internal audit their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

      5.  Meet periodically with management, the internal auditors and the independent auditors to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6.  As necessary, review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

      7.  Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management.

A-1

      8.  With respect to the independent auditors, the Committee shall:

•	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

•	Approve the fees to be paid to the independent auditor.

•	Approve in advance, any change of the lead client service/ audit partner.

•	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

•	Review the scope and general extent of the independent auditors’ audit examination prior to the annual audit. This review should also include the Director of Internal Audit’s evaluation of the performance of the independent auditors, including the degree of audit coordination and overall audit coverage. The Committee should also consider management’s plans for engaging the independent auditors for management advisory services to determine whether such services could impair the auditors’ independence.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

      9.  Review and concur in the appointment, replacement, reassignment or discharge of the Director of Internal Audit.

      10.  Review with the Director of Internal Audit the Internal Audit Department’s scope, staffing, training/ development, budget and audit schedule. This review should include the risk assessment upon which the audit schedule was developed, as well as plans for reviews of the Company’s information systems, procedures and controls. The Committee shall review and approve the initial audit plan and any significant subsequent changes in the plan, the results of internal audit activities, including the independence, objectivity and qualifications of the internal audit staff, and periodically review and approve the Internal Audit Department’s Charter.

      11.  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information

•	Any changes required in the planned scope of the internal audit.

•	The Internal Audit Department responsibilities, budget and staffing.

      12.  Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      13.  Review management’s monitoring of compliance with the Company’s Code of Ethics, and conduct or monitor any special investigations of conflict of interest and compliance with federal, state and local laws and regulations as may be warranted.

      14.  Obtain reports from management and the independent auditor that the Company’s subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Conduct.

      15.  Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      16.  Meet at least annually with the Chief Financial Officer, the Director of Internal Audit and the independent auditor in separate executive sessions.

A-2

PETsMART, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 21, 2001
10:00 a.m. local time

MARRIOTT CHICAGO O’HARE HOTEL

8535 West Higgins Road
Chicago, Illinois

PETsMART, INC.

19601 North 27th Avenue

Phoenix, AZ 85027	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2001

The undersigned hereby appoints Philip L. Francis and Scott A. Crozier, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PETsMART, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PETsMART, Inc., to be held at the Marriott Chicago O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois, on Thursday, June 21, 2001, at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PLEASE VOTE BY PHONE OR INTERNET OR VOTE, DATE, SIGN

AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

Company #
Control #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on June 20, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/petm/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 20, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PETsMART, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

•  Please detach here  •

The Board of Directors Recommends a Vote FOR Item 1.

1.	To elect three directors to hold office until the 2004 Annual Meeting of the Stockholders.	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
01 Norman Brinker 02 Barbara Munder 03 Thomas Stemberg

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box Indicate changes below:		Date

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.